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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 4, 1997, accompanying the financial statements of BindView Development Corporation included in the Annual Report on Form 10-K of BindView Development Corporation for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement on Form S-8 relating to BindView Development Corporation 1999 Employee Stock Purchase Plan. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Grant Thornton LLP


Houston, Texas
May 28, 1999